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                                                                   EXHIBIT 5.1

                               April 20, 1999

Potlatch Corporation
601 West Riverside Avenue
Suite 1100
Spokane, WA 99201

     Re:  Registration Statement on Form S-4

Dear Ladies and Gentlemen:

This opinion is being delivered in connection with the proposed offer by Potlatch Corporation (the "Company") to exchange (the "Exchange Offer") up to $100,000,000 aggregate principal amount of the Company's 6.25% Notes due March 15, 2002 to be registered under the Securities Act of 1933, as amended (the "Exchange Notes") up to $100,000,000 aggregate principal amount of, for any and all of the Company's outstanding 6.25% Notes due March 15, 2002 (the "Original Notes"). The Exchange Notes are to be issued pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), filed on April 20, 1999 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Exchange Notes will be issued under an Indenture, dated as of March 15, 1999 (the "Indenture"), between the Company and U.S. Bank Trust National Association (the "Trustee"), in substantially the form filed as
Exhibit 4.1 to the Registration Statement.

          We are of the opinion that, when (a) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (b) the Exchange Notes have been executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and (c) the Exchange Notes have been delivered in exchange for the Original Notes in the manner and for the consideration stated in the Registration Statement and the Indenture, the Exchange Notes will be legally binding obligations of the Company entitled to the benefits of the Indenture.

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Potlatch Corporation
April 20, 1999
Page 2


          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                 Very truly yours,


                                 /s/ PILLSBURY MADISON & SUTRO LLP

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